OPTICAL COATING LABORATORY, INC.

1999 Notice of ANNUAL MEETING OF STOCKHOLDERS and PROXY STATEMENT



         L E T T E R   T O    S T O C K H O L D E R S



March 4, 1999




Dear Fellow Stockholders:

We cordially invite you to attend our 1999 Annual Meeting of Stockholders. The meeting will be held on THURSDAY, APRIL 1, 1999, AT 3:30 P.M. at OCLI's corporate offices located at 2789 Northpoint
Parkway, Santa Rosa, California.

At the meeting, we will elect seven directors, vote on the approval of the 1999 Employee Stock Purchase Program, the approval of the 1999 Incentive Compensation Plan and ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Following the Annual Meeting, we will report on our performance in 1998 and answer your questions. Product exhibits will be on display at the meeting.

Enclosed with this Proxy Statement is your proxy voting card and OCLI's 1998 Annual Report.

We look forward to seeing you on April 1 and would like to take this opportunity to remind you that your vote is important.



Sincerely,



Herbert M. Dwight, Jr.              Charles J. Abbe
Chairman of the Board               President and Chief Executive
Officer





               T A B L E    O F   C O N T E N T S

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS...........................     3
PROXY STATEMENT....................................................     4
Questions and Answers..............................................     4
Proposals to be Voted Upon.........................................     7
Information about the Nominees for Director........................    15
Board Compensation.................................................    17
Board Meetings and Committees......................................    18
Compensation Committee Interlocks and Insider Participation........    18
Beneficial Ownership...............................................    19
Executive Compensation.............................................    21
      Summary Compensation Table...................................    21

      Option Grants in Last Fiscal Year Table......................    22
      Option Exercises and Year-End Value Table....................    23
Report of the Compensation and Stock Option Committee..............    24
Five-Year Performance Graph........................................    28
Other Information..................................................    29
Section 16(a) Beneficial Ownership Reporting Compliance............    30
Other Business.....................................................    31
APPENDIX A _ 1999 EMPLOYEE STOCK PURCHASE PLAN.....................    32
APPENDIX B _ 1999 INCENTIVE COMPENSATION PLAN......................    44


     N O T I C E   O F  T H E   1 9 9 9   A N N U A L   M E E T I N G
                      O F   S T O C K H O L D E R S

The Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. (OCLI or the Company) will be held on THURSDAY, APRIL 1, 1999, AT 3:30 P.M. at OCLI's Corporate Offices located at 2789 Northpoint Parkway, Santa Rosa, California, for the following purposes:

1.  Election of seven directors: Herbert M. Dwight, Jr.; Charles
    J. Abbe; Douglas C. Chance; Shoei Kataoka; John McCullough;
    Julian Schroeder; and Renn Zaphiropoulos, each to serve until the next Annual Meeting of Stockholders.

2.  Approval of the 1999 Employee Stock Purchase Plan.

3.  Approval of the 1999 Incentive Compensation Plan.

4.  Ratification of Deloitte & Touche LLP as independent auditors for
    1999.

5.  To transact any other business properly brought before the Annual
    Meeting.

Your Board of Directors recommends a vote FOR each of the four proposals.

Stockholders owning Company shares at the close of business on February 5, 1999 are entitled to attend and vote at the meeting.

Whether or not you plan to attend the Annual Meeting, please review this material, decide how you wish to vote and either execute the enclosed proxy card and return it promptly in the envelope provided or follow the telephone voting instructions at the bottom of your proxy card. If a sufficient number of Stockholders vote prior to the Annual Meeting, the necessity for expensive and time-consuming additional solicitation will be avoided.

This Proxy Statement is being sent to the Stockholders in connection with OCLI Management's solicitation of proxies to be voted at the 1999 Annual Meeting of Stockholders on behalf of the Board of Directors. This Proxy Statement, proxy card and OCLI's 1998 Annual Report to Stockholders are being distributed on or about March 4, 1999.

By Order of the Board of Directors,


_____________________
Joseph Zils
Corporate Secretary

Santa Rosa, California
March 4, 1999


                 1 9 9 9   P R O X Y   S T A T E M E N T
                         QUESTIONS AND ANSWERS
                        ------------------------

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?
A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock in Optical Coating Laboratory, Inc. (OCLI or the Company) as of the close of business on February 5, 1999 (the "Record Date") and are entitled to vote at the 1999 Annual Meeting. Each share of OCLI Common Stock is entitled to one vote. The Proxy Statement describes issues on which we would like you, as a Stockholder, to vote. It also gives you information about these issues so that you can make an informed decision.

Q: WHAT AM I VOTING ON?
A: You are being asked to vote on the election of seven directors, approval of the 1999 Employee Stock Purchase Plan, approval of the 1999 Incentive Compensation Plan and ratification of Deloitte & Touche LLP as independent auditors for fiscal 1999. The section entitled "Proposals to be Voted Upon" gives you more information on these proposals.

Q: HOW DO I VOTE?
A: YOU MAY VOTE BY MAIL.   You do this by signing and dating your proxy
   card and mailing it in the enclosed, prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted FOR each of the proposals.

YOU MAY VOTE BY TELEPHONE. You do this by following the "Vote by
Telephone" instructions you will find on the bottom of your proxy card. If you vote by telephone, you do not have to mail in your proxy card. (Some Stockholders may not be able to vote by telephone.)

YOU MAY VOTE IN PERSON AT THE MEETING. We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
A: You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:
   .     signing another proxy with a later date,
   .     voting by telephone, or
   .     voting again at the meeting.

Q: WHO WILL COUNT THE VOTES?
A: Representatives of ChaseMellon Shareholder Services, L.L.C. will tabulate the votes and act as Inspector of Election.

Q: IS MY VOTE CONFIDENTIAL?
A: Yes. Proxy cards, ballots and voting tabulations that identify individual Stockholders are confidential. Only the Inspector of Election, and certain employees associated with processing proxy cards and counting the vote, have access to your card. Additionally, all comments directed to Management (whether written on the Proxy Card or elsewhere) will remain confidential unless you ask that your name be disclosed.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: It is an indication that your shares are registered differently and are in more than one account, or you are an employee Stockholder with shares held in the OCLI 401(k) Plan and also own shares held in a personal account. Sign and return all proxy cards to ensure that all of your shares are voted. To provide better Stockholder services, we encourage all non-employee Stockholders to have your accounts registered in the same name and address. You may do this by contacting our transfer agent, ChaseMellon Shareholder Services, L.L.C. at (800) 237-9980 or by visiting their web site at www.chasemellon.com.

Q: HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?
A: Shares are counted as present at the meeting if the Stockholder either:
   .     is present and votes in person at the meeting, or
   .     has properly submitted a proxy card or voted by telephone.

A majority of the outstanding shares as of the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. As of the Record Date, 12,215,820 shares of OCLI Common Stock were issued and outstanding. If you submit a properly executed proxy card or vote by telephone, then you will be considered part of the quorum.

Q: WHO CAN ATTEND THE ANNUAL MEETING?
A: All Stockholders as of the Record Date can attend the Annual
   Meeting.

Q: WERE ANY STOCKHOLDER PROPOSALS SUBMITTED FOR 1999?
A: No Stockholder proposals were received for presentation at the Annual Meeting for 1999.

Q: WHEN ARE THE YEAR 2000 STOCKHOLDER PROPOSALS DUE?
A: In order to be considered for inclusion in next year's Proxy
   Statement, Stockholder proposals must be submitted in writing by November 4, 1999, to Joseph Zils, Esq., Corporate Secretary, Optical Coating Laboratory, Inc., 2789 Northpoint Parkway, Santa Rosa, CA 95407-7397.

Q: HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR?
A: OCLI's By-Laws state that written notice of any nominations for director of a person other than the nominees listed on pages 15 and 16, must have been received by the Board of Directors at least 90 days before the Record Date of OCLI's previous year's Annual Meeting. Accordingly, notice of an individual's candidacy must have been received by OCLI by November 8, 1998. No such notice was received.

Q: WHO PAYS FOR THIS PROXY SOLICITATION?
A: The expense of soliciting proxies will be paid by OCLI. In addition to the original mailing and any follow-on mailings of the proxies and soliciting materials. The solicitation of proxies may be made by mail, telephone, facsimile or in person by employees of OCLI who will not receive any additional compensation for such solicitation activities. OCLI will request brokerage houses and other custodians, nominees and fiduciaries to forward the proxies and soliciting materials to persons for whom they hold shares of OCLI Common Stock and to request authority for the exercise of proxies. OCLI will reimburse such holders for their reasonable out-of-pocket expenses. OCLI has also hired ChaseMellon Shareholder Services, L.L.C. to assist us in the distribution of proxy materials and solicitation of votes. OCLI will pay ChaseMellon Shareholder Services, L.L.C. a fee of $6,500, plus expenses, for their services.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 1999. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at 707-525-7065 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR database at www.sec.gov.

        P R O P O S A L S   T O   B E   V O T E D   U P O N

1. ELECTION OF DIRECTORS
   Nominees for election this year are:
   .      Herbert M. Dwight, Jr.
   .      Charles J. Abbe
   .      Douglas C. Chance
   .      Shoei Kataoka
   .      John McCullough
   .      Julian Schroeder
   .      Renn Zaphiropoulos
   Each nominee is presently a director of the Company.

   Biographical summaries of the nominees for director begin on page 15 of this Proxy Statement. Information regarding the number of shares of OCLI Common Stock beneficially owned by each of the nominees, directly or indirectly, as of the Record Date, appears on pages 19 and 20 of this Proxy Statement.

   We need the affirmative vote of a majority of the outstanding shares of OCLI Common Stock present in person or by proxy and entitled to vote at the meeting in order to elect the nominees for director. Abstentions and votes withheld for directors will have the same effect as votes against.

   The Board recommends a vote FOR the nominees for director.

2. APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends that the Stockholders approve the Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan") for the reasons set forth below. The full text of the Purchase Plan is attached to this Proxy Statement as Appendix A, and you are urged to refer to it for a complete description of the Purchase Plan. The summary of the principal features of the Purchase Plan, which follows, is qualified by such reference.

The purpose of the Purchase Plan is to provide employees of the Company and the Company's designated subsidiaries ("Subsidiaries") with an opportunity to purchase shares of OCLI Common Stock through payroll deductions.

The Company has reserved 400,000 shares of OCLI Common Stock for issuance under the Purchase Plan subject to Stockholder approval. PRINCIPAL FEATURES OF THE PURCHASE PLAN ADMINISTRATION. The Board may administer the Purchase Plan or appoint a committee composed of directors who are not eligible to participate in the Plan to administer it. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

ELIGIBILITY. Each employee of the Company or any Company subsidiary designated by the Board (the "Subsidiary"), whose customary employment with the Company or the Subsidiary is at least 20 hours per week, is eligible to participate in the Purchase Plan. However, no employee will be granted a right to purchase shares of OCLI Common Stock under the Purchase Plan that:

 . would result in the employee owning 5% or more of either the voting power or value of the stock of the Company or of any Subsidiary immediately following the grant, or

 . allow he or she to purchase, under all employee stock purchase plans of the Company or of any Subsidiary, in excess of $25,000 worth of OCLI Common Stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year.

Eligible employees become participants in the Purchase Plan by filing a subscription agreement with the Company authorizing payroll deductions prior to the beginning of each Offering Period (as defined below), unless a later time for filing the subscription agreement has been set by the Board or its committee. As of February 5, 1999, approximately 1,340 Company and Subsidiary employees would be eligible to participate in the Purchase Plan.

PARTICIPATION IN AN OFFERING. The Purchase Plan is implemented by consecutive offering periods each lasting for 12 months (an "Offering Period") with a new Offering Period commencing every six months. The first Offering Period under the Purchase Plan will commence on June 1, 1999. OCLI Common Stock may be purchased under the Purchase Plan every six months during the Offering Period (a "Purchase Period"), unless the participant withdraws or terminates employment before the end of the Purchase Period. The Board or its committee may change the duration of a Purchase Period or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company or the Subsidiary terminates. At the beginning of each Offering Period, each participant is automatically granted rights to purchase shares of OCLI Common Stock. The right expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period.

PURCHASE PRICE, SHARES PURCHASED. Shares of OCLI Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of OCLI Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Purchase Period. The "fair market value" of OCLI Common Stock on any relevant date will be determined based on the closing price of OCLI Common Stock for such date as reported on Nasdaq. The number of shares of OCLI Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company or the Subsidiary for at least 20 hours per week, cancels his or her right and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled to them as provided in the Purchase Plan.

ADJUSTMENT UPON CHANGE IN CAPITALIZATION, CHANGE IN CONTROL. In the event that OCLI Common Stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments will be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to rights outstanding under the Purchase Plan, and the exercise price of any outstanding rights. The Board, whose determination will be considered conclusive, will make any adjustment. Notwithstanding the above, in connection with the Company's merger with or acquisition of all or substantially all of the Company's assets by another corporation, the successor corporation will assume or substitute outstanding rights under the Purchase Plan. If such rights are not assumed or substituted, then any Offering Periods or Purchase Periods then in progress will be shortened to a new exercise date and the Board will notify each participant that his or her right will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time terminate or amend the Purchase Plan if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its Stockholders. No amendment will be effective unless it is approved by the holders of a majority of the votes cast at a duly held Stockholders' meeting, if such amendment would require Stockholder approval in order to comply with Section 423 of the Internal Revenue Code. If not terminated earlier by the Board, the Purchase Plan will terminate on February 16, 2009.

WITHDRAWAL. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

FEDERAL TAX INFORMATION FOR PURCHASE PLAN
The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Subsidiary is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE SUBSIDIARY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

NEW PLAN BENEFITS
Because levels of participation, rates of deferral and the eventual purchase price are not presently known, the future benefits to be distributed under the Purchase Plan are not determinable at this time.

VOTES REQUIRED AND BOARD RECOMMENDATION

The Purchase Plan provides employees of the Company and its Subsidiaries with an opportunity to purchase the shares of OCLI Common Stock through payroll deductions. The Board of Directors believes that ownership of OCLI Common Stock by its employees will provide incentives for the employees to contribute materially to the continued success of the Company. The favorable vote of a majority of shares present and voting at the Annual Meeting on this proposal (as long as those shares voting affirmatively also constitute a majority of the required quorum) is required for approval of the Purchase Plan.

   The Board recommends a vote FOR approval of the 1999 Employee Stock Purchase Plan.


3. APPROVAL OF THE 1999 INCENTIVE COMPENSATION PLAN
   The Board recommends that the Stockholders approve the Optical Coating Laboratory, Inc. 1999 Incentive Compensation Plan (the "Plan") for the reasons set forth below. The full text of the Plan is attached to this Proxy Statement as Appendix B, and you are urged to refer to it for a complete description of the proposed Plan. The summary of the principal features of the Plan, which follows, is qualified entirely by such reference.

The purpose of the Plan is to encourage OCLI Common Stock ownership in the Company by personnel whose long-term employment is considered essential to the Company's continued progress, thereby providing them with an additional incentive to continue in the employ of the Company or its Subsidiaries. The Board has determined that the additional incentive provided by the Plan to those employees whose efforts have the most effect on the Company's success will promote the welfare of the Company's Stockholders generally.

The Company has reserved a total of 600,000 shares of OCLI Common Stock to be issued pursuant to the Plan, at least 50% of which must be awarded to employees who are not officers or directors of the Company.

PRINCIPAL FEATURES OF THE PLAN

ADMINISTRATION. The Plan is administered by a Committee appointed by the Board and is composed of directors who are not eligible to participate in the Plan. All questions of interpretation or application of the Plan are determined by the Board or its appointed Committee, and its decisions are final, conclusive and binding upon all participants.

ELIGIBILITY. Under the Plan, all employees of the Company and its Subsidiaries are eligible to receive periodic awards as incentives to continued employment with and commitment to the Company. The amount of any such award will be based on each employee's potential to contribute to the long-term success of the Company and, in turn, promote the welfare of the Stockholders. As of February 5, 1999, approximately 1,340 Company and Subsidiary employees are eligible to participate in the Plan.

AWARDS. Awards may be in the form of stock options, unrestricted stock bonuses, restricted stock bonuses, stock paid for with a recourse or non-recourse promissory note ("loan stock"), or any combination thereof. Stock bonuses may be restricted against sale for varying periods, as determined by the Committee. Upon award of restricted stock or loan stock, certificates for such shares will be deposited in escrow with the Company's Secretary. The employee will retain voting and dividend rights with respect to the shares, but will not have the right to transfer the shares until all restrictions pertaining to the shares have terminated or until payment of the promissory note.

An employee who has been granted restricted stock, stock options or loan stock may also be permitted under the Plan to elect that the tax liability (as described below) arising from the lapse of restrictions on restricted stock, exercise of stock options, or payment of a non-recourse note used to purchase loan stock be satisfied by the Company withholding from the shares to be delivered to the employee that number of shares the fair market value of which is closest to, without exceeding, such tax liability. For these purposes, "tax liability" means the minimum federal and state income taxes required to be withheld, or, in the Company's discretion, any greater amount of taxes (including taxes other than income taxes) required to be withheld.

Stock options granted under the Plan will be designated either as incentive stock options ("ISO's") eligible for special tax treatment under Section 422 of the Code or as non-qualified options. The option price of each option issued under the Plan will be the fair market value of the OCLI Common Stock subject to the option on the date of grant. The Committee shall determine fair market value, for purposes of the Plan. The term of the options cannot exceed 10 years, and in all other respects, the material terms of the options will be similar to options granted under the Company's existing Stock Option Plans.

MODIFICATION OF THE PLAN

The Board of Directors or the Committee will be authorized to suspend or discontinue the Plan or modify or amend it in any respect whatsoever.

FEDERAL TAX INFORMATION FOR THE PLAN

There are no tax consequences to the employee or the Company upon grant of a stock option. Upon exercise of an option not qualified as an ISO, the employee will be required to recognize taxable income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise (the "spread"), and the Company will be entitled to a federal income tax deduction equal to the income recognized by the employee. Except for inclusion of the spread as an item of tax preference for alternative minimum tax purposes, there are no federal tax consequences for the employee or the Company upon exercise of an ISO. Moreover, if the employee holds the shares purchased through the exercise of an ISO for more than one year from the date of exercise and two years from the date the option was granted (the "required holding period"), the spread and all other appreciation in the shares over the exercise price will be long-term capital gain at the time the shares are sold. The Company will not receive a deduction if an employee holds stock acquired through the exercise of an ISO for the required holding period. If the employee sells such stock before the expiration of the required holding period, the employee will be required to recognize taxable income equal to the lesser of the spread or the difference between the amount realized and the employee's basis in the stock. The Company will receive a deduction equal to the taxable income recognized by the employee.

Recipients of unrestricted stock bonuses will be taxed on an amount equal to the fair market value of the shares at the time of grant. The Company will receive a federal tax deduction equal to the amount of income recognized by recipients of unrestricted stock bonuses. Recipients of loan stock purchased with a recourse note will not be taxed upon grant of the loan stock if the fair market value of the loan stock on the date it is granted equals the face amount of the promissory note used by the recipient to purchase the loan stock. Moreover, recipients of loan stock purchased with a non-recourse note will be taxed only as the note is paid off and then only to the extent that the fair market value of the shares corresponding to the paid off principal portion of the note exceeds such principal portion.
A recipient of a restricted stock bonus will recognize taxable income equal to the fair market value of the shares at the time the restrictions lapse. However, the employee may elect to include in income for the year of the award the fair market value of the restricted stock at the time of grant. If the election is made, any subsequent appreciation recognized on eventual sale or disposition of the shares will be capital gain. If the shares are forfeited following such an election, the recipient obtains no tax benefit with respect to the forfeiture or prior tax payment. The Company will be entitled to a federal tax deduction equal to the amount of income recognized by the employee either when the employee makes such an election or, if no election is made, if and when the restrictions on the stock lapse.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT WITH RESPECT TO THE SHARES AWARDED UNDER THE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

NEW PLAN BENEFITS
As the receipt and extent of any award is dependent on many different factors, including continued employment with the Company, the duties and responsibilities of an employee and the potential of an employee to impact the long-term success of the Company, which are presently unknown, the future benefits to be distributed under the Plan are not determinable. Notwithstanding, the Plan does require that at least 50% of all awards made under the Plan be granted to employees who are not officers or directors of the Company.

VOTES REQUIRED AND BOARD RECOMMENDATION
The Board of Directors believes that the grant of stock options and stock awards will provide significant incentives to employees who contribute and are expected to contribute materially to the continued success of the Company. Stockholder approval for the Plan is being sought in order that ISO's eligible for special tax treatment under
Section 423 of the Code may be granted pursuant to the ISO provisions of the Plan. Stockholder approval of the Plan is not required for the grant of non-qualified options under the Plan. In the event the Stockholders fail to approve the Plan, the Company will be prohibited from granting ISO's. The Company's granting of or the validity of any non-qualified options granted under the Plan will not be affected by a failure to approve the Plan. The favorable vote of a majority of shares present and voting at the Annual Meeting on this proposal (as long as those shares voting affirmatively also constitute a majority of the required quorum) is required for approval of the ISO provisions of the Plan.

   The Board recommends a vote FOR approval of the 1999 Incentive
   Compensation Plan.

4. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
   The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as OCLI's independent auditors to audit OCLI's consolidated financial statements for the 1999 fiscal year. The ratification of this appointment by the Stockholders is being sought as a matter of good corporate practice, although it is not required. In the event the Stockholders fail to ratify the appointment, the Board of Directors will reconsider its appointment of Deloitte & Touche LLP. Even if the selection is ratified, the Board, at its discretion, can direct the appointment of a different accounting firm at any time during the year if it is determined that such a change would be in the best interests of OCLI and its Stockholders.

   Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   The favorable vote of a majority of shares present and voting at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as OCLI's independent auditors for 1999.

   The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 1999.

             I N F O R M A T I O N   A B O U T   T H E
          N O M I N E E S    F O R    D I R E C T O R

HERBERT M. DWIGHT, JR.                                DIRECTOR SINCE 1991
Mr. Dwight, age 68, is Chairman of the Board of OCLI. Mr. Dwight served as President of OCLI from August 19, 1991 to October 31, 1997 and Chief Executive Officer of OCLI from August 19, 1991 to April 1, 1998. From December 1993 to April 1995, Mr. Dwight also served as Chief Financial Officer. Mr. Dwight was a founder of Spectra Physics Inc., a leading manufacturer and developer of commercial laser products. He served as Chief Executive Officer of Spectra Physics from 1967 to 1988. Mr. Dwight was Chairman, President and Chief Executive Officer of Superconductor Technologies, Inc. from 1988 through August 1991 and continued to serve as Chairman from 1991 until May 1994. Mr. Dwight is also a director of Applied Materials, Inc., Applied Magnetics
Corporation and Advanced Fibre Communications, Inc.

CHARLES J. ABBE                                       DIRECTOR SINCE 1997
Mr. Abbe, age 57, is President (since November 1997) and Chief
Executive Officer (since April 1998) of OCLI. He served as Vice
President and General Manager of OCLI's Santa Rosa Division from April 1996 through October 1997 when he was appointed President, Chief Operating Officer and director. Prior to joining OCLI, Mr. Abbe held various senior management positions with Raychem Corporation from 1989 to 1996. From 1971 to 1989, he was employed at McKinsey & Company,
Inc., one of the pre-eminent management consulting firms in the world, where he last served as senior partner at their San Francisco office.

DOUGLAS C. CHANCE                                     DIRECTOR SINCE 1973
Mr. Chance, age 56, is President and Chief Executive Officer of Wyse Technology. Mr. Chance served as President, Chief Executive Officer and director of Octel Communications Corporation from October 1990 to November 1993. Following his resignation as President and Chief
Executive Officer, Mr. Chance served as a consultant and director of Octel Communications Corporation until November 1994 when he joined
Wyse Technology. Mr. Chance was Executive Vice President of the
Networked Systems Sector at Hewlett-Packard Company from May 1987 to October 1990 and held various executive and administrative positions with Hewlett-Packard Company from 1966 to 1987. Mr. Chance is also a director of Centigram Communications Corporation.


SHOEI KATAOKA, D. SC., DR. ENG.                       DIRECTOR SINCE 1996
Dr. Kataoka, age 69, serves as an outside consultant for Sharp Corporation in Japan following his retirement effective October 31, 1998 as corporate consultant where he has been retained since 1995. He is also Chairman of the TC100 (multi-media) Committee of the Electronics Industries Association of Japan. Dr. Kataoka was previously Executive Director and Division General Manager of Sharp Corporation's Tokyo Branch and held various senior level management and technical positions with Sharp Corporation since joining them in 1985.

JOHN MCCULLOUGH                                       DIRECTOR SINCE 1985
Mr. McCullough, age 65, is a director of OCLI.  Effective April 1,
1998, Mr. McCullough retired as Vice President of OCLI. Mr. McCullough served as Executive Vice President of OCLI from December 1988 to
January 1992 and as Senior Vice President of OCLI from 1978 to December
1988.

JULIAN SCHROEDER                                      DIRECTOR SINCE 1989
Mr. Schroeder, age 51, is director of the high yield department, international research, for Schroder & Co., Inc. in New York City. Mr. Schroeder was President, Chief Executive Officer and Director of
Research of B D S Securities Corporation from 1995 to 1997. He served as Vice President, Corporate Finance of B D S Securities Corporation from March 1989 to May 1995. Mr. Schroeder was a principal of Schroeder Consulting Company, a financial consulting firm, from January 1985 to February 1989. Mr. Schroeder is also a director of Versus Technology.

RENN ZAPHIROPOULOS                                    DIRECTOR SINCE 1988
Mr. Zaphiropoulos, age 72, is a frequent lecturer on management subjects, with audiences at Harvard Business School, Columbia
University and Stanford University. Mr. Zaphiropoulos formerly was President and Chief Executive Officer of Versatec, Inc. (a Xerox Company), which he co-founded in 1969, and where he served until his retirement on January 1, 1988. Mr. Zaphiropoulos is also a retired corporate Vice President of Xerox Corporation where he served from 1984 to January 1, 1988. Mr. Zaphiropoulos currently serves on the board of directors of Osicom Technologies, Inc., CalComp Technology, Inc. as well as private companies Enfish Technology, Visual Edge, Pacific
Access Computer, IES and NETsilicon, Inc.


                B O A R D   C O M P E N S A T I O N


RETAINER AND MEETING FEES
Directors who are employees of OCLI receive no additional compensation other than their normal salary for serving on the board or its committees.

Non-employee directors are paid an annual retainer of $12,000 and $1,250 for each meeting attended. In addition, they are paid $500 for participation in telephonic meetings of the board or its committees and are reimbursed for out-of-pocket expenses.

In fiscal 1998, non-employee directors received $83,750 as a group in retainer and meeting fees.

ANNUAL STOCK AWARD PROGRAM
Non-employee directors also participate in an Annual Stock Award Program. Under this program, 1,000 shares of OCLI Common Stock, plus payment of associated withholding taxes, are awarded annually to each of the non-employee directors as part of their compensation for services as directors. The term of the award program is five years beginning April 1997 and expiring April 2002.

For fiscal 1998, Directors Chance, Kataoka, McCullough, Schroeder and Zaphiropoulos were each awarded 1,000 shares of OCLI Common Stock, which had a fair market value of $17,250.00 at the time of the award, plus payment of related withholding taxes.


     B O A R D   M E E T I N G S   A N D    C O M M I T T E E S

During fiscal 1998, the Board held four regularly scheduled meetings. Attendance by each director at the meetings of the Board and its Committees during fiscal 1998 was 100%.

AUDIT COMMITTEE
The Audit Committee consists of three non-employee directors: Julian Schroeder (Chairman), Douglas C. Chance and Renn Zaphiropoulos. The Audit Committee meets independently with representatives of OCLI's independent auditors and with representatives of Management. The Committee recommends the engagement of OCLI's independent auditors, consults with the auditors as to the adequacy of OCLI's internal accounting procedures and reviews and approves OCLI's financial statements and reports. The Audit Committee met three times in fiscal 1998.

COMPENSATION AND STOCK OPTION COMMITTEE
The Compensation and Stock Option Committee consists of three non-employee directors: Renn Zaphiropoulos (Chairman), Douglas C. Chance and Julian Schroeder. The Committee reviews and reports to the Board on recommended annual compensation for OCLI's officers, including salaries, bonuses, Management Incentive Plan and other forms of compensation and remuneration. The Committee is also responsible for reviewing and reporting to the Board on incentive compensation plans, stock option grants and the administration of OCLI's various incentive compensation and stock option plans. The Committee met four times during fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation and Stock Option Committee is a former or current officer or employee of OCLI or any of its subsidiaries.

EXECUTIVE COMMITTEE
The Executive Committee consists of three directors: Herbert M. Dwight, Jr. (Chairman), Douglas C. Chance and Charles J. Abbe. OCLI's By-Laws give the Executive Committee all the powers and authority of the Board of Directors in the management of the business and affairs of OCLI, except those powers which by law cannot be delegated by the Board of Directors. The Executive Committee did not meet during fiscal 1998.

There is no nominating committee of the Board or any committee performing the functions of such a committee.

              B E N E F I C I A L   O W N E R S H I P

The following table provides certain information as of the Record Date regarding beneficial ownership of OCLI Common Stock by (i) each person or group who, to OCLI's knowledge, beneficially owns more than 5% of the outstanding shares of OCLI Common Stock; (ii) each director; (iii) the Chief Executive Officer and each of OCLI's four other most highly compensated executive officers (the "Named Executive Officers"); and
(iv) all directors and executive officers as a group:

DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
---------------------------------------
                                                   COMMON STOCK
                                        -------------------------------------
                                        NUMBER OF SHARES   PERCENT OF
                                        BENEFICIALLY OWNED OUTSTANDING SHARES
                                        ------------------ ------------------
PRINCIPAL STOCKHOLDERS:
OCLI 401(k) Plan (1)                             1,503,654           11.0%
 c/o Optical Coating Laboratory, Inc.
 2789 Northpoint Parkway
 Santa Rosa, California 95407-7397

T. Rowe Price Associates, Inc. (2)                 968,900            7.4%
 100 East Pratt Street
 Baltimore, MD  21202

Hakuto Co., Ltd.                                   657,440            5.1%
 1-13 Shinjuku 1-Chome
 Shinjuku-ku, Tokyo 150, Japan

Dimensional Fund Advisors Inc. (3)                 625,080            5.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA  90401

DIRECTORS (OTHER THAN THOSE INCLUDED IN
THE NAMED EXECUTIVE OFFICERS GROUP):
Douglas C. Chance                                   21,200             .2%
Shoei Kataoka                                        2,000              --
John McCullough(4)                                  30,106             .3%
Julian Schroeder                                    29,000             .2%
Renn Zaphiropoulos                                  10,000             .1%

NAMED EXECUTIVE OFFICERS:
Charles J. Abbe(5)                                 199,770            1.6%
Herbert M. Dwight, Jr.(6)                          696,876            5.4%
Klaus F. Derge(7)                                   31,071             .3%
Joseph Zils(8)                                      54,186             .4%
Kenneth D. Pietrelli (9)                            81,808             .7%
Stephen E. Myers(10)                                38,599             .3%

All Directors and Executive Officers
 as a group (16 persons)(11)                     1,420,433           10.4%
____________________________________

(1) Under the terms of the Trust Agreement between the OCLI 401(k) Plan (the "Plan") and T. Rowe Price, Trustee for the Plan (the "Trustee"), the Trustee votes the shares held in the Plan upon instructions given by individual participants as to their vested shares, and in the discretion of the Trustee otherwise.

(2) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities as of December 31, 1998; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 625,080 shares of Optical Coating Laboratory, Inc. stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Includes 10,106 shares held for the benefit of Mr. McCullough in the OCLI 401(k) Plan.

(5) Includes 189,770 shares under options exercisable within 60 days of the Record Date for Mr. Abbe.

(6) Includes 29,334 shares under options exercisable within 60 days of the Record Date and 9,913 shares held for the benefit of Mr. Dwight in the OCLI 401(k) Plan.

(7) Includes 12,834 shares under options exercisable within 60 days of the Record Date for Mr. Derge.

(8) Includes 46,692 shares under options exercisable within 60 days of the Record Date and 2,494 shares held for the benefit of Mr. Zils in the OCLI 401(k) Plan.

(9) Includes 54,237 shares under options exercisable within 60 days of the Record Date and 10,626 shares held for the benefit of Mr.
Pietrelli under the OCLI 401(k) Plan.

(10) Includes 38,433 shares under options exercisable within 60 days of the Record Date and 166 shares held for the benefit of Mr. Myers under the OCLI 401(k) Plan.

(11) Includes 569,061 shares under options exercisable within 60 days of the Record Date and 52,936 shares held for the benefit of all officers and directors in the OCLI 401(k) Plan.

            E X E C U T I V E   C O M P E N S A T I O N


I.  SUMMARY COMPENSATION TABLE

The following table discloses compensation received by OCLI's Chief Executive Officer(s) and the four other most highly paid executive officers for the three fiscal years ended October 31, 1998:

                                                      LONG-TERM
ANNUAL COMPENSATION                                   COMP. AWARDS
-------------------------                             ------------
NAME & PRINCIPAL        SALARY    BONUS   OTHER ANNUAL  OPTIONS   ALL OTHER
POSITION          YEAR   ($)       ($)    COMP.($)(1)    (#)      COMP. (2)
----------------  ---- -------- --------  ------------  -------   ---------
Charles J. Abbe   1998 $279,232 $ 81,273    $     0     100,000   $   3,998
  President and   1997  199,992   59,725     11,822      75,000       3,271
  CEO             1996  111,534       --         --     150,000       1,817

Herbert M. Dwight, Jr.
Retired CEO       1998 $207,692 $124,185    $    45          --   $   9,286
                  1997  325,998  128,117      1,710          --      14,058
                  1996  325,998       --      4,018     100,000      12,897

Klaus F. Derge(3) 1998 $195,600  $46,746    $ 2,994      10,000          --
  VP, Europe      1997  183,321   24,380      2,687          --          --
                  1996  208,134       --      3,087      10,000          --

Joseph Zils(4)    1998 $228,883  $59,150    $ 1,807      10,000   $  10,913
  Vice President, 1997  162,011   48,323      4,193      25,000       2,312
  Legal Counsel & 1996  150,389    5,000      1,515      10,000       2,802
  Corp. Secretary

Kenneth D. Pietrelli
   VP, Corp Svcs  1998 $157,694  $47,393    $   403       3,000   $   4,592
                  1997  150,009   49,970      4,510      25,000       2,822
                  1996  132,246       --      3,587      15,000      12,500

Stephen E. Myers(5)
  VP & General    1998 $161,541   42,356    $30,785      20,000   $   7,207
  Manager, Info.  1997  147,125   10,293      2,000      40,000       1,352
  Industries Div. 1996       --       --         --          --          --
 _________________

(1) Included for each of the Named Executive Officers is a medical expense reimbursement benefit paid in fiscal 1998, 1997 and 1996.

(2) For fiscal 1998, 1997 and 1996 for each of the Named Executive Officers, with the exception of Mr. Derge, is a life insurance benefit and matching contributions made by OCLI under the OCLI 401(k)/ESOP Plan

                                    LIFE INSURANCE  OCLI 401(K)/ESOP
         FOR FISCAL 1998:             PREMIUM         CONTRIBUTION
                                      -------         ------------

         Charles J. Abbe              $3,998                 --
         Herbert M. Dwight, Jr.        6,886             $2,400
         Klaus F. Derge                   --                 --
         Joseph Zils                     912              1,636
         Kenneth D. Pietrelli          1,419              3,173
         Stephen E. Myers              2,371              2,932

(3) Mr. Derge's compensation was paid in Deutsche marks. For presentation in the Proxy Statement, his compensation has been converted to U.S. dollars. The exchange rates used for fiscal years 1998, 1997 and 1996 were $.60, $.59 and $.67, respectively.

(4) In fiscal 1998, Mr. Zils received an automobile allowance of $8,365, which is included under "All Other Compensation".

(5) Mr. Myers received a payout of $1,904 for vacation hours accrued prior to his becoming an executive officer, which is reflected under "All Other Compensation". Mr. Myers also received $30,441 for reimbursement of relocation expenses in fiscal 1998, which is included under "Annual Compensation".

II. OPTION GRANTS IN LAST FISCAL YEAR TABLE

The following table sets forth certain information regarding stock options granted during fiscal year 1998 to the Named Executive officers. 5% and 10% assumed rates of appreciation are stipulated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of OCLI's securities that the actual stock price appreciation over the option term will be at the assumed levels or at any other defined level. Unless the market price of OCLI's Common Stock does, in fact, appreciate over the option term, no value will be realized from the option grants.

                           INDIVIDUAL GRANTS
              ----------------------------------------------
                                                              POTENTIAL
                                                              REALIABLE
              NUMBER OF   PERCENT OF                          VALUE AT
              SECURITIES  TOTAL OPTIONS                       ASSUMED RATES
              UNDERLYING  GRANTED TO                          OF STOCK PRICE
              OPTIONS     OPTIONEES     EXERCISE OR   EXPIR.  APPRECIATION
NAME          GRANTED(1)  FY (2)        BASE PRICE    DATE    FOR OPTION TERM
----          ----------  ------------- -----------   ------  ---------------
                 (#)                     ($/SHARE)              5%      10%

Charles J. Abbe  100,000     19.8%       $14.33    12/16/02 $395,773 $874,556

Herbert M. Dwight, Jr.--        --           --          --       --       --

Klaus F. Derge    10,000      2.0%       $14.33    12/16/02 $ 39,577 $ 87,456

Joseph Zils       10,000      2.0%       $14.33    12/16/02 $ 39,577 $ 87,456

Kenneth D. Pietrelli
                   3,000       .6%       $14.33    12/16/02 $ 11,873 $ 26,237

Stephen E. Myers  20,000      4.0%       $14.33    12/16/02 $ 79,155 $174,911

(1) The option awards shown in the above table Were granted under OCLI's 1996 Incentive Compensation Plan. The options vest in thirds over the first three years of the grant with one-third vesting twelve months from the date of grant and the remaining two-thirds vesting on a monthly basis over the next twenty-four months. The options have a maximum term of five years.

(2) OCLI granted options totaling 506,000 shares to employees, including the Named Executive Officers, in fiscal 1998.

III. OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the value of such officers' unexercised options at October 31, 1998.

                                                                VALUE OF
                                              NUMBER OF         UNEXERCISED
                                              SEC. UNDERLYING   IN-THE-MONEY
                                              UNEXER. OPTIONS   OPTIONS AT
                                              AT FY END         FY END(1)
               SHARES ACQUIRED   VALUE        EXERCISABLE/      EXERCISABLE/
NAME           ON EXERCISE (#)   REALIZED ($) UNEXERCISABLE     UNEXERCISABLE
----------     ---------------   ------------ -------------     -------------
                                                   (#)              ($)

Charles J. Abbe            0     $      0.0       116,958/        $789,878/
                                                  208,042         $968,247

Herbert M. Dwight, Jr.
                     770,666     $4,342,832        18,667/        $109,669/
                                                   10,667         $ 62,669

Klaus F. Derge        15,000     $  115,223         9,000/        $ 52,875/
                                                   11,000         $ 28,875

Joseph Zils           10,000     $   72,601        38,066/        $298,666/
                                                   21,934         $ 99,022

Kenneth D. Pietrelli  17,500     $  134,123        47,883/        $378,920/
                                                   15,117         $ 83,605

Stephen E. Myers           0     $      0.0        24,600/        $156,825/
                                                   35,400         $144,175


(1) OCLI's fiscal year ended October 31, 1998. The closing price of OCLI's Common Stock as reported on the Nasdaq National Market System on October 30, 1998, the last trading day in the month, was $16.625 per share.


    R E P O R T   O F   T H E   C O M P E N S A T I O N   A N D
            S T O C K   O P T I O N   C O M M I T T E E




WHAT IS OUR COMPENSATION PHILOSOPHY?
The Compensation and Stock Option Committee has two principal objectives in determining executive compensation policies. The first objective is to attract, develop, reward and retain key executive talent. The second objective is to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. The Compensation and Stock Option Committee has adopted the following executive compensation policies in the furtherance of these objectives:

      .OCLI will compensate competitively with the practices of other leading technology companies of similar size.

      .Performance at the corporate, division and individual executive officer level will determine the bonus portion of compensation.

      .The attainment of realizable but challenging objectives will determine performance-based compensation.

      .OCLI will encourage executive officers to hold substantial, long-term equity stakes in OCLI so that the interests of executive officers will be aligned with the interests of stockholders. Accordingly, stock or stock options will constitute a portion of compensation.

Each of the foregoing policies assists the Compensation and Stock Option Committee in the determination of appropriate compensation for its executive officers. The policy relating to competitive compensation with other leading companies provides one objective standard with which OCLI's compensation practices can be compared. OCLI's emphasis on stock based performance provides the single most important link between executive compensation, stockholder return and Company performance since the effects of changes in OCLI's performance are ultimately reflected in the market value of OCLI's stock.

HOW THE ELEMENTS OF EXECUTIVE COMPENSATION ARE DETERMINED:

 .     HOW ARE BASE SALARIES DETERMINED?

In establishing base salaries for OCLI's executive officers, the Committee compares salary levels in effect for comparable positions with other U.S. technology companies of similar size using data from the Radford Benchmark Salary Survey and the American Electronics Association (AEA) Executive Compensation Survey. In addition, the Committee gives consideration to the specific functional responsibilities of the position. OCLI's executive officers' base salaries are currently set near the median range of the comparison groups for officers.

The Committee believes that the comparison of base compensation for executive officers to the indices of the Radford Benchmark Salary Survey and AEA Executive Compensation Survey groups is applicable since OCLI competes against this broader group of companies for executive management talent. The Committee believes that OCLI's most direct competitors for executive talent are not necessarily just the companies that would be included in a peer group established to compare stockholder returns. In recruiting executive management personnel, OCLI searches for executives with experience in innovative and advanced management practices of outstanding companies in different industries. Thus, the compensation comparison groups are not the same as the peer group companies used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

The Committee reviews executive officers' base salaries annually, and adjustments are made on the basis of the executive officers' personal performance for the year, the overall financial performance of OCLI and changes in the general level of base salaries of persons in comparable positions in the comparison groups surveyed. In determining increases in base salaries for executive officers, the Committee places the greatest weight on the individual's personal performance against previously established objectives and the performance of OCLI for the fiscal year. For fiscal 1998, the Committee established a company-wide wage and salary budget consisting of an average of 4.5% for merit increases.

 .     HOW ARE BONUSES DETERMINED?

OCLI's executive officers and managers participate in a Management Incentive Plan approved annually by the Compensation and Stock Option Committee. The objectives of the 1998 Management Incentive Plan (the "Plan" or "1998 Plan") were established:
_ to motivate key managers to achieve pre-established financial and operational objectives for OCLI.
_ to reward key managers and employees who contribute significantly towards the achievement of OCLI's financial and operational objectives.
_ to stay within the fiscal 1998 budget for meeting plan at target. Under the 1998 Plan, the Compensation and Stock Option Committee approved a quantitative pool established as a function of the participants' salaries factored by the target percentage of base salary for each level. The pool was generated using the consolidated company operating profit (COP) performance versus plan for half of the award and return on net assets (RONA) performance versus plan for the other half of the award. The qualitative portion of the pool was established at 20% of the targeted annual awards based on an individual's performance.

Performance levels attained in the following areas determined the extent to which participants of the bonus plan were eligible for bonus awards:
  a) OCLI Consolidated COP Performance Awards -- OCLI must have achieved a minimum of 80% of planned COP performance for participants to qualify for awards in this area of the plan.
  b) Division COP Performance Awards -- OCLI's Divisions must have achieved a minimum of 80% of planned COP performance for participants to qualify for awards in this area of the plan.
  c) OCLI Consolidated RONA Performance Awards -- OCLI must have achieved a minimum of 80% of planned RONA performance for participants to qualify for awards in this area of the Plan. OCLI Consolidated RONA Performance was calculated by dividing net after tax earnings by average assets.
  d) Division RONA Performance Awards -- OCLI's Divisions must have achieved a minimum of 80% of planned RONA performance to qualify for awards in this area of the Plan. Division ROA Performance for the bonus year was calculated by dividing each Division's consolidated net after tax earnings by the average assets of the Division.
  e) Individual Qualitative Performance Awards -- Individual performance is defined as each participant's performance rating for the bonus year. Individual performance awards are separate from payments based upon COP or RONA performance and may be paid in part or in whole based on OCLI's and the Divisions' performance and/or ability to pay. The Individual Qualitative Performance bonus is a maximum of 20% of the planned target payout. Any unallocated amounts go to a discretionary pool to be allocated back to Plan participants, and all other employees, or rolled over into the subsequent bonus year. Unallocated amounts are not rolled over for more than one year.

 .     HOW ARE STOCK OPTION AWARDS DETERMINED?

OCLI's stock option program was established to increase the commitment of employees to the success of OCLI, to align their interests with those of other Stockholders and to provide incentives to them for superior performance. Annual stock option grants to officers and employees, other than the chief executive officer, are approximately 3% of total outstanding shares, and are reviewed by the Compensation and Stock Option Committee. Recommended awards to executive officers, and other eligible participants (the "Participants"), are calculated by multiplying the mid-point of the Participant's salary range by a constant factor, which results in an "option dollar value." The option dollar value is then adjusted for the number of shares available for grant under the option Plans and to meet the guidelines of OCLI's Stock Option Policy. The actual number of options granted to a Participant is adjusted by evaluating the potential impact of the individual's performance on the overall performance of the Company. OCLI also uses stock option awards when recruiting for certain positions.
In determining stock option awards for OCLI's chief executive officer, the Compensation and Stock Option Committee awards a significantly higher number of stock options than policy guidelines suggest in order to increase his ownership and long-term commitment to OCLI.

OCLI's 1999 Incentive Compensation Plan (the "1999 Plan"), under which future stock options may be granted to officers and directors of the Company, is intended to be more broadly based than past stock option plans in that all employees are eligible to receive stock option grants and, in any event, at least 50% of all stock awards granted under the 1999 Plan must be granted to employees who are not officers or directors of the Company.

 .     HOW WAS THE COMPENSATION OF OUR CEOS DETERMINED?

During fiscal 1998, Herbert M. Dwight, Jr., OCLI's President and Chief Executive Officer since 1991 announced his retirement. The Board of Directors appointed Charles J. Abbe as President and Chief Executive Officer effective April 1, 1998. Mr. Dwight has retained his position as Chairman of the Board of Directors of OCLI.

At the beginning of fiscal 1998, the Committee members voted to increase Mr. Dwight's base salary to $350,000, bringing his salary in line with Radford and AEA compensation survey data of individuals in similar positions and similar size companies as OCLI. No stock options were awarded to Mr. Dwight in fiscal 1998. In April 1998, the Committee reviewed Mr. Dwight's compensation following his announcement to retire as Chief Executive Officer. The Committee looked at Mr. Dwight's continuing roles as Chairman of the Board of Directors of OCLI and OCLI's subsidiary, Flex Products, Inc. (Flex), and at specific assignments Mr. Dwight agreed to undertake on behalf of OCLI and Flex. The Committee elected to pay Mr. Dwight a monthly salary of $8,000 per month beginning April 1, 1998. The Committee also elected to preserve Mr. Dwight's medical coverage under OCLI's medical plans and to provide him with $10,000 annual coverage under a special medical expense reimbursement program. The Committee also determined that Mr. Dwight would be eligible to participate in the 1998 Management Incentive Plan with a bonus opportunity of 35% based on the annual salary awarded to him at the beginning of fiscal 1998.

Also during fiscal 1998, the Committee approved an arrangement with Mr. Dwight for the exercise of his vested stock options totaling 770,666 shares of the common stock of the Company. The Company was issued a full recourse promissory note by Mr. Dwight for payment of the $5.8 million exercise price of the options, and Mr. Dwight turned in 117,296 shares for payment of withholding taxes. Mr. Dwight repaid the promissory note, with interest at 7.5%, in fiscal 1998.

Mr. Abbe was appointed Chief Executive Officer of OCLI on April 1, 1998. The Committee established Mr. Abbe's annual base salary for fiscal 1998 at $315,000 effective with his appointment. The Committee placed Mr. Abbe in the 35% bonus range under OCLI's Management Incentive Plan beginning April 1, 1998. Mr. Abbe receives a special medical expense reimbursement annual benefit of up to $2,000 and payment of an excess life insurance policy. Mr. Abbe also participates in the standard employee benefit programs of OCLI.

COMPENSATION AND STOCK OPTION COMMITTEE
Renn Zaphiropoulos, Chairman
Douglas C. Chance
Julian Schroeder


       F I V E - Y E A R   P E R F O R M A N C E   G R A P H


The graph below compares the cumulative total return of OCLI's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a Peer Group. In establishing the Peer Group, OCLI has selected public companies which are competitors or manufacture products or serve markets in which OCLI participates and which have a market valuation similar in range to that of OCLI's. The Peer Group consists of Donnelly Corporation, which is traded on the American Stock Exchange, and Coherent, Inc., Newport Corporation, Southwall Technologies, Inc. and Zygo Corporation, all of which are traded on the Nasdaq National Market System.


           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                   Oct-93   Oct-94   Oct-95   Oct-96   Oct-97   Oct-98

OCLI               100.00    91.83   203.27   170.40   190.20   252.34
Peer Group         100.00   100.42   173.87   217.74   281.86   167.99
Nasdaq Stock
  Market (U.S.)    100.00   100.55   135.43   159.82   210.34   235.87

*$100 Invested on 10/31/93 in stock or index-including reinvestment of dividends. Information presented is as of the end of each fiscal year ended October 31.


                 O T H E R   I N F O R M A T I O N


CERTAIN TRANSACTIONS
OCLI's subsidiary in Germany, OCLI Optical Coating Laboratory GmbH, is located in an office suite in Reinheim, Germany, that is leased by Mr. Klaus F. Derge, OCLI's Vice President, Europe, for Mr. Derge's personal business use. OCLI utilizes the office space and pays Mr. Derge for its occupancy and for office services. Under this arrangement, OCLI paid Mr. Derge approximately $99,000 in fiscal 1998. It is the Company's opinion that the terms of this arrangement are as fair as could have been obtained from unaffiliated persons.

During fiscal 1998, Herbert M. Dwight, Jr., the Company's Chairman of the Board and former Chief Executive Officer exercised options totaling 770,666 shares of common stock of the Company and turned in 117,296 shares for payment of withholding taxes. The $5.8 million exercise price of the options was paid with a full recourse promissory note to the Company that was repaid, with interest at 7.5%, in fiscal 1998.

INDEMNIFICATION AGREEMENTS
OCLI has entered into indemnification agreements with each of its directors and officers. The agreements require OCLI to indemnify the directors and officers to the full extent permitted by Delaware law if certain claims are brought against them in their capacities with OCLI.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS Effective November 20, 1997, OCLI entered into Change in Control Agreements (the "Agreements") with the executive officers of OCLI. Similar Agreements have been in effect since 1987. The Agreements have a two-year term from November 20, 1997 to November 20, 1999. Each of the Named Executive Officers and all other executive officers of OCLI are currently covered by these Agreements. The Agreements, among other things, provide that the executive officer has the right to terminate his employment at any time during the period beginning three months after the occurrence of a "Change in Control"1 or a "Hostile Change in Control"2 (hereinafter "Change in Control"), as defined below, and ending twelve months after the occurrence of a Change in Control and upon such termination shall be paid an amount equal to eighteen months of his maximum salary in effect within twelve months of the termination. Except in the case of a termination by OCLI for cause or a voluntary termination, if at any time within two years after the occurrence of a Change in Control either (i) OCLI terminates the employment of an executive officer who is party to an Agreement or (ii) such executive officer terminates his employment following a "Constructive Dismissal"3 by OCLI, then that executive officer shall be paid an amount equal to thirty-six months of the executive officer's maximum salary in effect within twelve months of termination. The Employment Agreements provide that no amount shall be paid under the Change in Control Agreements which would be classified as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code. The Agreements also provide that in the event of a Change in Control of OCLI, all unvested options held by the executive officer will immediately vest.

ARRANGEMENT WITH JOHN MCCULLOUGH
Effective May 1, 1998, John McCullough, retired Vice President of OCLI, entered into an arrangement with OCLI under which he will continue to serve as a director of OCLI and of Flex, will continue to serve as a member of the Flex Strategic Technical Advisory Committee ("STAC Committee") and will be retained as a consultant to work on special projects for OCLI and Flex. Under the arrangement, Mr. McCullough will receive the standard retainer fees, annual stock award and meeting fees that are paid to OCLI's outside directors. In addition, he will be paid a retainer fee of $1,000 per month from OCLI for his services as a director of Flex and member of the STAC Committee. From this amount, premiums for medical, dental and vision insurance will be deducted.
The arrangement also provides for compensation at the rate of $160 hour, or $1,600 per day, whichever is less, for any variable tasks that OCLI retains Mr. McCullough to perform. Mr. McCullough will also receive $250,000 coverage under OCLI's Business Travel Accident Insurance policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires OCLI's executive officers, its directors and persons who own more than ten percent of OCLI Common Stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission (the "SEC").

The Company believes that during 1998, all filings of its officers, directors and 10% stockholders with the SEC complied with requirements for reporting ownership and changes in ownership of OCLI Common Stock pursuant to Section 16(a) of the Exchange Act, except that Charles J. Abbe, James W. Seeser and Kenneth D. Pietrelli each filed one late report.

_______________
 (1) "Change in Control" is defined in the Agreements to mean the occurrence of any of the events described in subparagraphs (i) or (ii) below:
     (i) The acquisition of more than fifty percent (50%) of the shares of Common Stock of OCLI then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of Section 181 of the California Corporations Code; or
     (ii) The failure of a majority of the members of the Board of Directors of OCLI to be Continuing Directors.

 (2) "Hostile Change in Control" is defined in the Agreements to mean the acquisition of more than twenty percent (20%) of the shares of Common Stock of OCLI then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of
Section 181 of the California Corporations Code, and (B) the adoption by OCLI's Board of Directors of a resolution (i) disapproving the acquisition or (ii) declaring operative the provisions of this Agreement pertaining to a Hostile Change in Control.

 (3) "Constructive Dismissal" shall occur if OCLI demotes an employee, reduces an employee's duties, decreases an employee's benefits or compensation or relocates an employee to a location outside of the community where the employee is employed as of the date of a Change in Control.

                      O T H E R  B U S I N E S S


Management does not intend to bring any other business before the meeting, and so far as is known to Management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies in the form enclosed will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.


March 4, 1999
Santa Rosa, California

                                    By Order of the Board of Directors,




                                     Joseph Zils
                                     Corporate Secretary

                                                               APPENDIX A
                                                               ----------


       O P T I C A L  C O A T I N G   L A B O R A T O R Y,   I N C .
     1 9 9 9   E M P L O Y E E   S T O C K   P U R C H A S E   P L A N


     The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Optical Coating Laboratory, Inc. ("OCLI").

     1. PURPOSE. The purpose of the Plan is to provide employees of OCLI and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of OCLI to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS.
        (a) "Board" shall mean the Board of Directors of OCLI.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended

        (c) "Committee" shall mean a committee of members of the Board appointed by the Board who are not eligible to participate in the Plan.

        (d) "Common Stock" shall mean OCLI Common Stock.

        (e) "Company" shall mean OCLI, a Delaware corporation.

        (f) "Compensation" shall mean all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses and any other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income recognized in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

        (g) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

       (h) "Employee" shall mean any individual who is an Employee of the Company or a Designated Subsidiary for tax purposes whose customary employment is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.

       (i) "Enrollment Date" shall mean the first day of each Offering
Period.

       (j) "Exercise Date" shall mean the last day of each Purchase
Period.

       (k) "Fair Market Value" on a given date shall be determined by the Committee or Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the Nasdaq National Market System or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

       (l) "Offering Periods" shall mean the periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the last Trading Day in the periods ending twelve months later (May 31 and November 30, respectively). The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

        (m) "Plan" shall mean this Employee Stock Purchase Plan.

        (n) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

        (o) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date. Purchase Periods under the Plan will end on the last Trading Day in the period ending on or about November 30 and May 31 each year.

        (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

       (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      (r) "Trading Day" shall mean a day on which the Nasdaq is open for trading.

     3.  ELIGIBILITY.
       (a) Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

       (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.  PARTICIPATION.
        (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company's Office of Human Resources prior to the applicable Enrollment Date.

        (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in
Section 10 hereof.

     6.  PAYROLL DEDUCTIONS.
       (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

        (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

       (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Company may, in its discretion, limit the number of participation rate changes during any Purchase Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10 hereof.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(3) and (8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

        (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period of Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant (or his or her brokerage account), of a certificate representing the shares purchased upon exercise of his or her option, or the Company shall establish some other means for such participants to receive ownership of the shares.

     10. WITHDRAWAL.
        (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form to be provided by the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

        (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

     12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. STOCK.
       (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

       (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

       (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. ADMINISTRATION. The Board or the Committee shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15. DESIGNATION OF BENEFICIARY.
        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. USE OF FUNDS. The Company may use all payroll deductions received or held by the Company under the Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.
        (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. AMENDMENT OR TERMINATION.
       (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in
Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. TERM OF PLAN. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 20 hereof.

                   OPTICAL COATING LABORATORY, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN
                        SUBSCRIPTION AGREEMENT

____Original Application                   Enrollment Date:_________
____Change in Payroll Deduction Rate
____Change of Beneficiary(ies)

1. _____________________ hereby elects to participate in the Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 1 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan prospectus. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to the Company's stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):

   ----------------------------------

   ----------------------------------

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock
   Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8 In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)


     -------------------------------------------------------
     (First)                 (Middle)                 (Last)

Relationship:
                      --------------------------------------

Address:
                      --------------------------------------

                      --------------------------------------

                      --------------------------------------
Employee's Social
Security Number:
                      --------------------------------------

Employee's Address:
                      --------------------------------------

                      --------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
       -----------------------
                                   __________________________________
                                   Signature of Employee


                                   ----------------------------------
                                   Spouse's Signature
                                   (If beneficiary is other than spouse)

                   OPTICAL COATING LABORATORY, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN
                         NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan which began on __________________, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                             Name and Address of Participant:

                             ------------------------------------------
                             ------------------------------------------
                             ------------------------------------------

                             Signature:

                             ------------------------------------------

                             Date:

                             ------------------------------------------

                                                               APPENDIX B
                                                               ----------

      O P T I C A L  C O A T I N G   L A B O R A T O R Y,   I N C .
      1 9 9 9   I N C E N T I V E  C O M P E N S A T I O N   P L A N

         PART 1. PLAN PURPOSE, ADMINISTRATION AND ELIGIBILITY

I.   PURPOSE
     The purpose of this 1999 Incentive Compensation Plan (the "Plan") of Optical Coating Laboratory, Inc. (the "Company") is to encourage ownership in the Company by personnel whose long-term employment is considered essential to the Company's continued progress and thus to provide them with a further incentive to continue in the employ of the Company. In adopting the Plan, the Board of Directors has determined that the additional incentive provided by the Plan to employees whose efforts have the most effect on the Company's success will promote the welfare of the Stockholders in general.

II.  ADMINISTRATION
     The members of the Compensation and Stock Option Committee, acting as a separate committee (the "Committee") consisting of three or more directors of the Company who are not eligible to participate in the Plan, shall supervise and administer the Plan. The Committee shall, from time to time, designate the employees of the Company who shall be granted stock options ("Stock Options") or stock awards ("Stock Awards") under the Plan and the amount and nature of the award to be granted to each such employee; provided however, at least 50% of all stock options and stock awards granted under the Plan shall be made to employees of the Company who are not officers or directors of the Company. All questions of interpretation of the Plan or of any Stock Options or Stock Awards issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any subcommittee so authorized by the Committee.

III. PARTICIPATION IN THE PLAN
     All employees of the Company, including officers and directors, are eligible to participate in the Plan.

IV.  STOCK SUBJECT TO THE PLAN
     The maximum number of shares, which may be optioned or awarded under the Plan, shall be 600,000 shares of OCLI Common Stock. The limitation on the number of shares that may be optioned or awarded under the Plan shall be subject to adjustment as provided in Section XVII of the Plan.

     At least 50% of all Stock Options and Stock Awards granted under the Plan shall be made to employees of the Company who are not officers or directors of the Company.

     The grant of a Stock Award not pursuant to a Stock Option under the Plan shall be subject to such restrictions as the Committee shall determine to be appropriate, including but not limited to restrictions on resale, repurchase provisions, special vesting requirements or forfeiture provisions.

     If any outstanding Stock Option under the Plan for any reason expires or is terminated without having been exercised in full, or if any Stock Awards are forfeited, the forfeited share or shares allocable to the unexercised portion of such Stock Option shall again become available for grant pursuant to the Plan.

     Upon the grant of a Stock Award or the exercise of a Stock Option, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the Company.

                         PART 2. STOCK OPTIONS

V.   NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS
     Any Stock Option granted under the Plan shall be designated by the Committee as a non-qualified stock option or as an incentive stock option ("ISO") within the meaning of Section 422A of the Internal
Revenue Code of 1986, as amended (the "Code").

     No ISO shall be granted hereunder unless the Stockholders of the Company approve the Plan within twelve (12) months before or after the date the Plan is adopted.

VI.  TERMS OF STOCK OPTIONS
     Each Stock Option granted under the Plan shall be for a period determined by the Committee not to exceed ten (10) years from the date of grant, shall be evidenced by a stock option agreement between the Company and the person to whom such Stock Option is granted, and shall be subject to the following additional terms and conditions:

     A. CONTINUATION OF EMPLOYMENT. An employee to whom such Stock Option is granted must agree in writing, as a condition to the granting of the Stock Option, that he or she will remain in the employ of the Company following the date of granting of the Stock Option for a period of twelve (12) months before any portion of the Stock Option can be exercised.

     B. EXERCISE OF THE STOCK OPTION. Prior to its termination, such Stock Option may be exercised by the person then entitled to do so, at such time or times and in such amounts as shall be specified in the stock option agreement. A Stock Option is exercised (i) by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and accompanied by full payment of the option price therefor; provided, however, that to the extent authorized by the Committee, an optionee may make all or any portion of any payment due to the Company upon exercise of a Stock Option by delivery of any property (including securities of the Company or promissory notes) other than cash, so long as such property constitutes valid consideration for the Common Stock under applicable law; and (ii) by giving assurances satisfactory to the Company that the shares of Common Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the Securities Act of 1933; provided, however, that in the event the Common Stock subject to the Stock Option is registered under the Securities Act of 1993, as amended, or in the event a resale of such Common Stock without such registration would otherwise be permissible, this condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental agency.

     C. OPTION PRICE. The option price under each Stock Option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time of granting the Stock Option.

     D. TERMINATION OF THE STOCK OPTION. To the extent not previously exercised, each Stock Option shall terminate on the date fixed therefor in the stock option agreement; provided, however, that (i) in the event that an employee who has been granted a Stock Option shall cease to be employed by the Company or a subsidiary for any reason other than death, the Stock Option shall terminate to the extent such employee shall fail to exercise such Stock Option within the time period fixed by the Committee at the time of grant, but only to the extent his or her rights to exercise such Stock Option have accrued pursuant to the terms hereof and have not previously been exercised at the date of such termination; provided, however, that if such employee shall have his or her employment terminated for cause the Stock Option shall terminate simultaneously with such employee's effective date of termination, and any unexercised portion of the Stock Option shall thereupon expire; and
(ii) in the event the employee shall die while in the employ of the Company or after the termination of his employment for any reason other than for cause, and shall not have exercised the Stock Option, it shall be exercisable at any time within the period fixed by the Committee at the time of its grant, by the executors or administrators of the employee by bequest or inheritance. Termination of employment "for cause", as used herein, shall mean discharge by the Company or any of its subsidiaries for (i) dishonesty, (ii) commission of a crime, or
(iii) divulging trade secrets to competitors or others not entitled to receive them. The foregoing provisions shall apply with equal force and effect and equivalent meaning, with such changes as may be necessary, to a director who has been granted options hereunder.

     E. STOCK OPTIONS NOT TRANSFERABLE. Any Stock Option shall be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's representative or any person designated by the optionee in his stock option agreement.

     F. QUALIFICATION OF STOCK. The right to exercise the Stock Options shall be further subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase of shares thereunder, the Stock Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors, in its sole discretion.

     G. LIMITATION ON INCENTIVE STOCK OPTIONS. No option designated by the Committee as an ISO entitled to special tax treatment under Code
Section 422A may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under the Code for ISO's that may be granted to a single employee. Should it be determined that any such ISO granted under the Plan exceeds such maximum, the excess portion of such ISO shall be reclassified as a non-qualified option not entitled to special tax treatment under Section 422A of the Code.

     H. PROCEEDS FROM SALE OF STOCK. The proceeds of sale of all shares of Stock issued from time to time upon the exercise of options granted pursuant to the Plan shall be added to the general funds of the Company and as such shall be used from time to time for such corporate purposes as the Board of Directors of the Company may determine.

     I. OTHER PROVISIONS. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

VII. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS
     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Stock Options granted under the Plan, or accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Stock Option shall, without the consent of the employee, alter or impair any rights or obligations under any Stock Option theretofore granted under the Plan, and no modification of or substitution for any Stock Option shall have the effect of reducing the option exercise price for such Stock Option.

                         PART 3. STOCK AWARDS

VIII. STOCK AWARD DETERMINATION
      The Committee may grant an eligible employee Stock Awards at such times and in such amounts as the Committee may designate which in its opinion fully reflect the performance level and potential of such employee. Such awards shall be made in accordance with such guidelines as the Committee may from time to time adopt. Stock Awards shall be independent of any grant of any Stock Option under this Plan, and shall be made subject to such restrictions as the Committee may determine to be appropriate.

IX.  PAYMENT OF STOCK AWARDS
     A. No employee shall have the right to receive payment of any Stock Award until notified of the amount of such award, in writing, by the Committee or its authorized delegate.

     B. An award of Common Stock may be subject to restrictions ("Restricted Stock") or acquired by the employee by delivery of a recourse or non-recourse promissory note ("Loan Stock"), and certificates for such shares will be deposited in escrow with the Company's Secretary. The employee shall retain all rights in the Restricted Stock or Loan Stock while it is held in escrow including, but not limited to, voting rights and the right to receive dividends, except that the employee shall not have the right to transfer or assign such shares until all restrictions pertaining to such shares are terminated and all loans paid in full, at which time the applicable stock certificates shall be released from escrow and delivered to the employee by the Company's Secretary.

     C. The Committee may permit, on such terms as it deems appropriate, use of Restricted Stock or Loan Stock as partial or full payment upon exercise of a stock option under any stock option of a Company plan or this Plan. In the event shares of Restricted Stock or Loan Stock are so tendered as consideration for the exercise of an option, a number of the shares issued upon the exercise of said option, equal to the number of shares of Restricted Stock or Loan Stock used as consideration therefor, shall be subject to the same conditions as the Restricted Stock or Loan Stock so submitted plus any additional conditions that may be imposed by the Committee.

X. DURATION OF RESTRICTIONS AND TERMS OF PROMISSORY NOTES
   The Committee will establish the period or periods after which the conditions on Restricted Stock will lapse and the terms of any promissory notes relating to Loan Stock.

XI. DEATH OR TOTAL AND PERMANENT DISABILITY OF A PARTICIPATING EMPLOYEE

     HOLDING RESTRICTED STOCK
     By written notice to the Company, an employee who has received a grant of Restricted Stock may designate one or more persons (and from time to time change such designation) who, by reason of his death, shall acquire the right to receive any vested but unpaid Stock Awards held by the employee at the time of his death. Such Stock Awards shall be paid to the designated representative at such time and in such manner as if the employee were living.

     In the event of total and permanent disability of an employee who has participated in the Plan, any unpaid but vested Stock Award shall be paid to the employee if legally competent or to other legally designated guardian or representative if the employee is legally incompetent.

     After the death or total and permanent disability of an employee, the Committee may in its sole discretion at any time terminate restrictions upon stock awarded to the employee. A request to the

Committee for the termination of restrictions or the acceleration of payments not yet due may be made by the employee's beneficiary or representative, or by a totally and permanently disabled employee.

     If at the time of the employee's death, there is no effective beneficiary designation as to all or some portion of the awards hereunder, such awards or such portion thereof shall be paid to or on the order of the legal representative of the employee's estate. In the event of uncertainty as to the interpretation or effect of any notice of designation, the Committee's decision with respect thereto shall be conclusive.

XII. RESTRICTIONS AND FORFEITURE OF STOCK AWARDS
     The Company's obligation to deliver stock certificates held in escrow is subject to the condition that the employee remains an active employee of the Company for the entire deferral and/or restriction period, including mandatory and optional deferrals. If the employee fails to meet this condition, the employee's right to any such unpaid amounts or undelivered stock certificates shall be forfeited. The Committee in exceptional circumstances may waive this provision.

                       PART 4. STOCK WITHHOLDING

XIII.  USE OF SHARES TO SATISFY TAX LIABILITY
       Agreements with employees implementing this Plan may permit an employee who has been granted Restricted Stock, Stock Options or Loan Stock to elect that the tax liability arising from the lapse of restrictions on Restricted Stock, exercise of Stock Options, or payment of a non-recourse note used to purchase Loan Stock be satisfied by the Company's withholding from the shares to be delivered to the employee that number of shares the fair market value of which is closest to, without exceeding, such tax liability. For purposes of this paragraph, "tax liability" shall mean the minimum federal and state income taxes required to be withheld from such compensation income arising from the transaction, or, in the discretion of the Company, such greater amount of taxes (including taxes other than income taxes) that are required to be withheld from such compensation. An employee's election under an Agreement with the Company permitting such election shall be made in writing to the Company at least three (3) days prior to the event giving rise to the employee's tax liability. An employee who is subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") desiring to elect the treatment provided for herein shall give such written notice of the same to the Company as legal counsel for the Company shall determine is required.

                      PART 5. GENERAL PROVISIONS

XIV. ASSIGNMENTS
     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Sections VI and XI.

XV.  TIME FOR GRANTING STOCK OPTIONS OR STOCK AWARDS
     All Stock Options and Stock Awards subject to this Plan shall be granted, if at all, not later than ten (10) years after the adoption of this Plan by the Company's Board of Directors.

XVI. LIMITATION OF RIGHTS
     A. NO RIGHT TO A STOCK OPTION OR STOCK AWARD. Nothing in the Plan shall be construed to give any employee of the Company any right to be granted a Stock Option or Stock Award.

     B. NO EMPLOYMENT RIGHT. Neither the Plan, nor the granting of a Stock Option or Stock Award nor any other action taken pursuant to the

Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ a grantee for any period of time or in any position, or at any particular rate of compensation.

     C. NO STOCKHOLDERS' RIGHTS FOR STOCK OPTIONS. An optionee shall have no rights as a Stockholder with respect to the shares covered by his or her Stock Options until the date of issuance of a stock certificate upon exercise of the Stock Option.

XVII. CHANGES IN PRESENT STOCK
      In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board of Directors, in its sole discretion, in the number and kind of shares which are or may become subject to Stock Options and Stock Awards granted or to be granted hereunder, and in the option price of shares which are subject to Stock Options granted hereunder.

XVIII. EFFECTIVE DATE OF THE PLAN
       The Plan shall take effect on the date of adoption by the Board of Directors of the Company. Stock Options and Stock Awards may be granted under the Plan at any time after the adoption of the Plan by the Board of Directors of the Company and prior to the termination of this Plan; provided, however, no ISO shall be granted under the Plan unless the Plan is approved by the Stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

XIX. AMENDMENT OF THE PLAN
     The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, including, but not limited to, changing the number of shares subject to the Plan, designating the classification of employees eligible to receive Stock Options or Stock Awards and materially increasing the benefits accruing to participants under the Plan.

XX.  NOTICE
     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XXI. COMPANY BENEFIT PLANS
     Nothing contained in this Plan shall prevent the employee prior to death, or the employee's dependents or beneficiaries after the employee's death, from receiving, in addition to any awards provided for under this Plan and any salary, any payments under a Company retirement plan or which may be otherwise payable or eligible to be distributed to such employee, or to the employee's dependents or beneficiaries under any other plan or policy of the Company or otherwise.

XXII.  UNFUNDED PLAN
       Insofar as it provides for Stock Awards, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to employees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock and Loan Stock in escrow pursuant to
Section IX B, the Company shall not be required to segregate any assets which may at any time be represented by Stock Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of shares or cash to be awarded under the Plan. Any liability of the

Company to any employee with respect to a Stock Award under this Plan shall be based solely upon any contractual obligations which may be created by the Plan and any agreement consistent with this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

XXIII. GOVERNING LAW
       This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of California and construed accordingly.